SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(D) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 7, 2004


                            ELITE TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                                      Texas
                 (State or Other Jurisdiction of Incorporation)


               0-17597                                         06-1196501
       ------------------------                           ----------------------
       (Commission File Number)                              (IRS Employer
                                                          Identification Number)

     330 East Maple Road, Suite 289
             Birmingham, MI                                      48009-6313
----------------------------------------                      ---------------
(Address of Principal Executive Offices)                        (Zip Code)



       Registrant's Telephone Number, Including Area Code: (248) 644-4539

          Former Name or Former Address, if changed since last report:
            3340 Peachtree Place, Suite 1800, Atlanta, Georgia 30326

Item 5.02 Kathryn E. Schuster has succeeded her late husband Scott Schuster as Chairman and sole Director. Alexander E. Kuhne, former outside counsel to the company, has been named President, replacing Mr. Schuster, who passed away on December 28, 2003. Also, former Elite employee Robert Elliott has been named Secretary, and former employee Brett Lowenthal has been named Treasurer.

Item 8.01 On December 7, 2004 Elite Technologies, Inc. issued a press release announcing its intent to re-start operations by expanding into the ownership and operation of automobile rental franchises. In effecting the planned expansion, the Company has agreed to enter into negotiations with U-Save Auto Rental of America, Inc. for multiple franchise locations.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                ELITE TECHNOLOGIES, INC.
                                                      (Registrant)

                                               By: /s/ Alexander E. Kuhne
                                         ---------------------------------------
                                                Name: Alexander E. Kuhne
                                                    Title: President

                                                 Date: December 9, 2004

FOR IMMEDIATE RELEASE

Contacts:
Mark Johnson (410) 637-3232
Lex Kuhne (248) 644-4539
TheNewElite@Gmail.com

               ELITE TECHNOLOGIES, INC. (OTC: ETCH.PK), Re-starts
          Operations, Plans to Expand Operational Portfolio to Include
                               Automobile Rentals

Birmingham, Michigan (December 6, 2004) Elite Technologies, Inc. (OTC:ETCH.PK) announced today that it is re-starting its operations by entering into negotiations to expand into the automobile rental industry via the owning and operating of franchises. The company has received a letter of understanding from U-Save Auto Rental of America, Inc., indicating the companies' mutual desire to enter into negotiations for the Company to obtain and operate franchises in multiple markets, notably Las Vegas and various California markets.

Elite has not operated or had any officers since the unexpected December 28, 2003 death of Scott Schuster, the company's founder, Chairman and C.E.O. Mr. Schuster's widow, Kathryn E. (Beth) Schuster has succeeded Mr. Schuster as Chairman and sole Director.

Ms. Schuster has named the company's former outside counsel, Alexander E. (Lex) Kuhne, as President, former employee Robert Elliot as Secretary and former employee Brett Lowenthal as Treasurer.

"It is vital to get Elite back operating as quickly as possible," Mr. Kuhne said. "After various shareholders approached me to investigate the situation, it has taken a substantial amount of time and effort to create the relationships necessary to get Elite started again. The company has suffered for quite some time, but we're turning the corner. Many people invested a lot of money in Elite while Scott was alive, and the company's shareholding principals, including Beth (Schuster) and I, are eager and hopeful to once again make Elite a successful operation and create value for Elite's shareholders and investors."

"The rental car business is, admittedly, a departure for Elite," Mr. Kuhne continued. "But we are excited about the prospects it offers Elite and its shareholders. The rental car industry in general, and U-Save in particular, are opportunities I was pursuing privately prior to again becoming involved with Elite. The resources that a revived Elite and U-Save can bring to their contemplated business relationship are many and mutually beneficial. We expect this to be a positive first step of many on a new path to benefit Elite and its investors."

The company has created a new e-mail address (TheNewElite@Gmail.com) for any and all parties interested in Elite's recent past and future.

SAFE HARBOR: This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," or variations of such words are intended to identify such forward-looking statements. The forward-looking statements set forth herein include the signing of a definitive acquisition agreement and that a closing will take place. All forward-looking statements in this press release are made as of the date hereof, and the Company assumes no obligation to update these forward-looking statements whether as a result of new information, future events or otherwise. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. These uncertainties include those set forth in the Company's SEC reports, including the Company's Form 10-KSB and other filings. Copies of these filings are available through the SEC's electronic data gathering analysis and retrieval system (EDGAR) at http://www.sec.gov.